SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   May 16, 1996


             Mechanical Technology Incorporated
     (Exact name of registrant as specified in its charter)

                           New York
  (State or other jurisdiction of incorporation or organization)

         0-6890                             14-1462255
(Commission File Number)      (I.R.S. Employer Identification No.)

968 Albany-Shaker Road, Latham, New York                  12110
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (518) 785-2211

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Item 1.   Changes in Control of Registrant

     As previously announced (see press release issued by the Registrant on May 16, 1996, which is incorporated herein by reference and a copy of which is filed herewith as Exhibit 20.4), at the Registrant's Annual Shareholders' Meeting held on May 16, 1996 Messrs. George C. McNamee and Alan P. Goldberg, Co-Chief Executive Officers of First Albany Companies, Inc. ("FAC"), were elected to the Registrant's Board of Directors. Incumbent Directors Albert W. Lawrence and Lawrence A. Shore (who were among the nominees for re-election to the Board proposed in the Proxy Statement for the Meeting prepared by the Registrant's management but whose re-election was opposed by FAC in its Proxy Statement for solicitation of proxies in opposition to management's solicitation) were not re-elected to the Board, and accordingly their terms as Directors of the Registrant expired at the Meeting; all other incumbent Directors (i.e., Messrs. R. Wayne Diesel, Harry Apkarian, Stanley I. Landgraf, and E. Dennis O'Connor), whose re-election was supported by FAC in its Proxy Statement, were re-elected to the Board.
     At its organizational meeting following the Shareholders' Meeting, the newly-constituted Board elected George C. McNamee as its Chairman, and re-elected R. Wayne Diesel as President and Chief Executive Officer. In addition, the Board voted to increase the number of Directors from 6 to 7, and elected Beno Sternlicht, a co-founder of the Company, to fill the newly-created position.
     On May 7, 1996, FAC had purchased 909,091 shares of the Registrant's Common Stock previously owned by United Community Insurance Company ("UCIC"), a subsidiary of Lawrence Insurance Group, Inc. ("LIG") which is undergoing a court-ordered liquidation. According to the Schedule 13D Amendment No. 3, dated May 8, 1996, filed by FAC with respect to the purchase of these shares, FAC paid $1.50 per share (a total of $1,363,636.50) for the shares previously owned by UCIC, and also agreed to pay an additional amount to the seller if FAC purchases any shares of the Registrant's Common Stock from Lawrence Group, Inc., or any of its subsidiaries or affiliates, at a price greater than $1.50 per share, at any time within 6 months after FAC's purchase of the shares previously owned by UCIC; also according to FAC's Schedule 13D Amendment No. 3, the funds for its purchase of the 909,091 shares previously owned by UCIC came from working capital. In addition, in connection with FAC's purchase of the shares previously owned by UCIC, FAC was granted an irrevocable proxy to vote those shares at the Registrant's Annual Meeting of Shareholders held on May 16, 1996; and, as described more fully in
Item 6 of FAC's Schedule 13D Amendment No. 3 (which is incorporated herein by reference), FAC and UCIC's court-appointed liquidator have entered into an agreement whereby FAC has acquired certain rights with respect to a debt obligation of the Registrant, outstanding in the aggregate amount of approximately $4 million, which matures on December 31, 1996.

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     According to the August 9, 1995 Proxy Statement of LIG for its
August 29, 1995 Annual Meeting of Stockholders, Lawrence Group,
Inc. is the beneficial owner of approximately 93% of the outstanding shares of LIG common stock, and Albert W. Lawrence (formerly a Director of the Registrant) is, along with Barbara C. Lawrence, his wife, the owner of 100% of the common stock of Lawrence Group, Inc..
     The purchase by FAC of the shares previously owned by LIG's UCIC subsidiary, when combined with shares previously purchased by FAC in open-market transactions, gave FAC ownership of 1,036,698 shares of the Registrant's Common stock (approximately 29% of the outstanding shares), and resulted in FAC becoming the Registrant's largest shareholder.
     As a result of the foregoing share purchases and elections, a change in control of the Registrant may be deemed to have occurred.



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Item 7.   Financial Statements, ProForma Financial Information and
          Exhibits.

          (a) None.
          (b) None.
          (c) The following exhibit is filed herewith:
              20.4  Press release issued by the Registrant, dated
                    May 16, 1996.
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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
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                              MECHANICAL TECHNOLOGY INCORPORATED



Date: May 31, 1996            By: /s/ R. Wayne Diesel
                                  R. Wayne Diesel
                                  President & CEO
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